UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 9, 2022

Hercules Capital, Inc.

(Exact name of registrant as specified in its charter)

Maryland	814-00702	74-3113410
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

400 Hamilton Ave., Suite 310 Palo Alto, CA	94301
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 289-3060

Not Applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	HTGC	New York Stock Exchange
6.25% Notes due 2033	HCXY	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01 Other Events

On May 9, 2022, Hercules Capital, Inc. (the “Company”) filed with the Securities and Exchange Commission (“SEC”) a prospectus supplement (the “Prospectus Supplement”), pursuant to which the Company may, but has no obligation to, issue and sell up to 17,500,000 shares of its common stock, par value $0.001 per share (the “Shares”), in amounts and at times to be determined by the Company. The Company intends to use the net proceeds from this offering to fund investments in debt and equity securities in accordance with the Company’s investment objectives, to make acquisitions, to retire certain debt obligations, and for other general corporate purposes.

In connection with the offering, the Company entered into equity distribution agreements (the “Equity Distribution Agreements”), each dated May 9, 2022, with each of JMP Securities LLC and Jefferies LLC (the “Sales Agents”). The Equity Distribution Agreements provide that the Company may offer and sell the Shares from time to time through the Sales Agents. Sales of the Shares, if any, may be made in negotiated transactions or transactions that are deemed to be “at the market,” as defined in Rule 415 under the Securities Act of 1933, as amended, including sales made directly on the New York Stock Exchange or sales made to or through a market maker other than on an exchange, at prices related to the prevailing market prices or at negotiated prices. Each Sales Agent will receive a commission from the Company equal to up to 2.0% of the gross sales price of any Shares sold through such Sales Agent under the applicable Equity Distribution Agreement. The Equity Distribution Agreements contain customary representations, warranties and agreements of the Company, conditions to closing, indemnification rights and obligations of the parties and termination provisions.

The foregoing description of the Equity Distribution Agreements is not complete and is qualified in its entirety by reference to the full text of the Equity Distribution Agreements, a form of which is attached hereto as Exhibit 1.1 and incorporated herein by reference.

The offering will be made pursuant to the Prospectus Supplement and a related prospectus dated December 17, 2021, which constitute a part of the Company’s effective shelf registration statement that was filed with the SEC (File No. 333-261732) on December 17, 2021.

This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

Item 9.01 Financial Statements and Exhibits

(d)    Exhibits

1.1	Form of Equity Distribution Agreement

5.1	Opinion of Dechert LLP

23.1	Consent of Dechert LLP (included in Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERCULES CAPITAL, INC.

May 9, 2022	By:	/s/ Kiersten Zaza Botelho
Kiersten Zaza Botelho General Counsel and Secretary